Exhibit 99.2
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Additional Filers
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Designated Filer:                   Warburg Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:             NeuStar, Inc. (NSR)
Date of Event Requiring Statement:  June 28, 2005

1. Name:    Warburg, Pincus Equity Partners, L.P.
   Address: 466 Lexington Avenue
            New York, New York  10017

2. Name:    Warburg Pincus Partners, LLC
   Address: 466 Lexington Avenue
            New York, New York  10017

3. Name:    Warburg Pincus & Co.
   Address: 466 Lexington Avenue
            New York, New York  10017

4. Name:    Warburg Pincus LLC (Manager of WPEP)
   Address: 466 Lexington Avenue
            New York, New York  10017





                    WARBURG PINCUS PARTNERS, LLC

                    By:  Warburg Pincus & Co.,
                         Managing Member

                    By:  /s/ Scott A. Arenare                6/28/05
                        ------------------------------    ----------------------
                        Name:  Scott A. Arenare              Date
                        Title:  Partner


                    WARBURG PINCUS & CO.

                    By:  /s/ Scott A. Arenare                6/28/05
                        ------------------------------    ----------------------
                        Name:  Scott A. Arenare              Date
                        Title:  Partner


                    WARBURG PINCUS LLC

                    By:  /s/ Scott A. Arenare                6/28/05
                        ------------------------------    ----------------------
                        Name:  Scott A. Arenare              Date
                        Title:  Partner